Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

SunAmerica Series, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Shareholder Services

October 16, 2013

Shareholder

Address

City, State Zip

Dear Shareholder,

We have recently contacted you regarding your investment in the Focused Dividend Strategy Portfolio (the “Portfolio”). You have requested that we do not contact you again by phone regarding this matter. We sincerely apologize for any inconvenience our follow-up calls may have caused you.

Please be advised that, to date, the Portfolio has not received the minimum number of votes required by law to proceed with its important agenda. SunAmerica respectfully reminds you that it is critical for Portfolio shareholders to vote their shares. We are reaching out again because you have been identified as an extremely important Portfolio investor and your response is essential. Due to a lack of response, the proxy meeting has been adjourned until October 28, 2013.

For your convenience, a special phone number has been set up for shareholders of the Portfolio at (866) 342-2676 to answer your questions and allow you to cast your important vote. The call will take less than two minutes of your time. For reasons set forth in the proxy materials mailed to you, the Board of Directors of the Portfolio has recommended a vote in favor of the Proposal. (Please refer to the proxy statement that was previously mailed to you).

The enclosed proxy ballot will provide you with instructions to vote. Before voting, please review the enclosed proxy ballot and the other proxy materials.

Thank you in advance for your attention to this matter. Please help us by casting your proxy vote today.

Sincerely,

Frederick M. Bonnell

Managing Director, Shareholder Services

PLEASE VOTE TODAY

AST FUND SOLUTIONS, LLC 1200 Wall Street West, 3rd Floor Lyndhurst, NJ 07071	Global Resources Local Service Customized Solutions

Shareholder Services

October 16, 2013

Shareholder

Address

City, State Zip

Dear Shareholder,

We have recently contacted you regarding your investment in the Focused Dividend Strategy Portfolio (the “Portfolio”). You have requested that we do not contact you again by phone regarding this matter. We sincerely apologize for any inconvenience our follow-up calls may have caused you.

Please be advised that, to date, the Portfolio has not received the minimum number of votes required by law to proceed with its important agenda. SunAmerica respectfully reminds you that it is critical for Portfolio shareholders to vote their shares. We are reaching out again because you have been identified as an extremely important Portfolio investor and your response is essential. Due to a lack of response, the proxy meeting has been adjourned until October 28, 2013.

For your convenience, a special phone number has been set up for shareholders of the Portfolio at (866) 342-2676 to answer your questions and allow you to cast your important vote. The call will take less than two minutes of your time. For reasons set forth in the proxy materials mailed to you, the Board of Directors of the Portfolio has recommended a vote in favor of the Proposal. Before voting, please review the proxy materials that were previously mailed to you.

Thank you in advance for your attention to this matter. Please help us by casting your proxy vote today.

Sincerely,

Frederick M. Bonnell

Managing Director, Shareholder Services

PLEASE VOTE TODAY

AST FUND SOLUTIONS, LLC 1200 Wall Street West, 3rd Floor Lyndhurst, NJ 07071	Global Resources Local Service Customized Solutions